EXHIBIT 11
                           MARK IV INDUSTRIES, INC.
       STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (UNAUDITED) For the Three and Nine Month Periods Ended November 30, 1997 and 1996
                (Amounts in thousands, except per share data)

                                          Three Months          Nine Months
                                       Ended November 30,   Ended November 30,
                                         1997     1996        1997     1996
PRIMARY EARNINGS PER SHARE

Primary Shares Outstanding:
 Weighted average number of
   shares outstanding                    63,700    66,300     64,300   66,300
 Net effect of dilutive stock
   options (1)                              600       400        500      400
                                       --------   -------   --------  -------
    Total                                64,300    66,700     64,800   66,700
                                       ========  ========   ========  =======

Income (loss) from
 continuing operations                 $ 27,300  $(42,300)  $ 84,900  $ 9,200
                                       ========  ========   ========  =======
Income (loss) per share from
 continuing operations                 $    .43  $   (.63)  $   1.31  $   .14
                                       ========  ========   ========  =======

Income from discontinued operations    $    -    $ 13,600   $    -    $17,400
                                       ========  ========   ========  =======
Income per share from discontinued
 operations (2)                        $    -    $    .20   $    -    $   .26
                                       ========  ========   ========  =======

Loss from extraordinary item           $(10,600) $    -     $(10,600) $   -
                                       ========  ========   ========= =======
Loss per share from extraordinary
 item (2)                              $   (.17) $    -     $   (.16) $   -
                                       ========  ========   ========  =======
FULLY-DILUTED EARNINGS PER SHARE

Fully-diluted Shares Outstanding:
  Weighted average number of
   shares outstanding                    63,700    66,300     64,300   66,300
 Shares issuable upon conversion
  of the Company's 4-3/4%
  Convertible Debentures                  3,000      -         1,000     -
 Net effect of dilutive stock
   options (1)                              600       400        500      400
                                        -------   -------    -------   ------
    Total                                67,300    66,700     65,800   66,700
                                        =======   =======    =======   ======
Income (loss) from
 continuing operations                 $ 27,300  $(42,300)  $ 84,900  $ 9,200
Interest on the Company's 4-3/4%
 Convertible Debentures,
 net of tax effect                          700      -           700      -
                                        -------  --------   --------   ------
Income (loss) from continuing
 operations applicable to
 fully-diluted shares                  $ 28,000  $(42,300)  $ 85,600  $ 9,200
                                       ========  ========   ========  =======
Income (loss) per share from
 continuing operations                 $    .42  $   (.63)  $   1.30  $   .14
                                       ========  ========   ========  =======
Income from discontinued operations    $    -    $ 13,600   $    -    $17,400
                                       ========  ========   ========  =======
Income per share from discontinued
 operations                            $    -    $    .20   $    -    $   .26
                                       ========  ========   ========  =======

Loss from extraordinary item           $(10,600) $    -     $(10,600) $   -
                                       ========  ========   ========  =======
Loss per share from extraordinary
 item                                  $   (.16) $    -     $   (.16) $   -
                                       ========  ========   ========  =======



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(1)   The net effects for the three and nine month periods ended November 30,
      1997 and 1996 are based upon the treasury stock method using the average market price during the periods for the primary amounts, and the higher of the average market price or the market price at the end of the period for the fully-diluted amounts.
(2) Primary earnings per share have been reported in the Company's financial statements based only upon the shares of common stock outstanding, since the dilutive effect of the stock options is not considered to be material.